Exhibit 11.1


                          WIRELESS TELECOM GROUP, INC.
                                  EXHIBIT 11.1


                                For the Year Ended December 31,

                           2003               2002               2001

 Net income             $1,762,995         $1,767,618         $1,217,271
                        ==========         ==========         ==========



 BASIC EARNINGS:

 Weighted average
  number of common
  shares
  outstanding           16,904,036         17,080,648         17,746,979
                        ==========         ==========         ==========

 Basic earnings per
  common share               $0.10              $0.10              $0.07
                             =====              =====              =====



 DILUTED EARNINGS:         2003               2002               2001
                           ----               ----               ----

 Weighted average
  number of common
  shares
  outstanding           16,904,036         17,080,648         17,746,979

 Stock options             209,436            259,616            299,519
                           -------            -------            -------

 Weighted average
  number of common
  shares
  outstanding,
  as adjusted           17,113,472         17,340,264         18,046,498
                        ==========         ==========         ==========

 Diluted earnings
  per common share           $0.10              $0.10              $0.07
                             =====              =====              =====